UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 25, 2018
Post Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri	1-35305	45-3355106
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2503 S. Hanley Road
St. Louis, Missouri 63144
(Address, including Zip Code, of principal executive offices)
Registrant’s telephone number, including area code: (314) 644-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
In connection with the shareholder vote described below, Post Holdings, Inc. (the “Company”) amended its Amended and Restated Articles of Incorporation (the “Amendment”), revising Article Eight of the Amended and Restated Articles of Incorporation to remove the provision that only the Company's Board of Directors may amend its Bylaws and instead provide that the Company's Bylaws may be amended in the manner provided for in the Bylaws. The Amendment became effective on January 30, 2018, upon the filing of a certificate of amendment with the Secretary of State of the State of Missouri.
Also, on January 30, 2018, a corresponding amendment and restatement of the Company's Amended and Restated Bylaws (the “third Amended and Restated Bylaws”), which was approved by the Company's Board of Directors subject to shareholder approval of the Amendment, became effective. The third Amended and Restated Bylaws revised Article V, Section 5 of the Amended and Restated Bylaws to provide that (i) the Company's Bylaws may be amended by either a two-thirds majority of the Company's Board of Directors or by shareholders holding a majority of all of the outstanding shares of capital stock of the Company entitled to vote thereon, (ii) the Company's Board of Directors cannot amend the Bylaws to alter the Company's shareholders' power to amend the Bylaws, and (iii) the Company's shareholders cannot amend the Bylaws to alter the Board of Directors' power to amend the Bylaws.
The foregoing descriptions of the Amendment and the third Amended and Restated Bylaws do not purport to be complete and are qualified in their entirety by reference to the Amendment, a copy of which is filed as Exhibit 3.1 hereto, and the third Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.2 hereto and a marked copy of which showing the amendments is filed as Exhibit 3.3 hereto, respectively, and in each case incorporated herein by reference.
Item 5.07.     Submission of Matters to a Vote of Security Holders.
The Company held its annual meeting of shareholders (the “Annual Meeting”) at The Ritz-Carlton, St. Louis, 100 Carondelet Plaza, St. Louis, Missouri 63105 on Thursday, January 25, 2018. At the Annual Meeting, of the 66,222,781 shares outstanding and entitled to vote, 61,928,276 shares were represented, constituting a 93.52% quorum. The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting are as follows:

Proposal 1:
All of the nominees for director were elected to serve until the Annual Meeting of Shareholders to be held in 2021 or until their respective successors are elected and qualified, by the votes set forth in the table below:

Nominee	For	Withheld	Broker Non-Votes	Percentage of Votes Cast For
Jay W. Brown	55,835,576	1,659,392	4,433,308	97.11%
Edwin H. Callison	56,142,657	1,352,311	4,433,308	97.65%
William P. Stiritz	55,692,904	1,802,064	4,433,308	96.87%

Proposal 2:
The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2018 was ratified by the shareholders, by the votes set forth in the table below:

For	Against	Abstain	Percentage of Votes Cast For
61,779,151	116,987	32,138	99.76%

Proposal 3:
The Company’s executive compensation, as described in the Company’s Proxy Statement dated December 11, 2017, was approved by the non-binding advisory votes of the shareholders set forth in the table below:

For	Against	Abstain	Broker Non-Votes	Percentage of Votes Cast For
51,247,234	5,191,038	1,056,696	4,433,308	89.13%

Proposal 4:
The amendment and restatement of the Company’s Amended and Restated Articles of Incorporation to remove the provision giving the Board of Directors the exclusive power to amend the Company’s Bylaws was approved by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes	Percentage of Outstanding Shares Approving the Amendment
57,366,144	94,684	34,140	4,433,308	86.63%

Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits
See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 31, 2018	Post Holdings, Inc.
(Registrant)

	By:	/s/ Diedre J. Gray
	Name:	Diedre J. Gray
	Title:	EVP, General Counsel & Chief Administrative Officer, Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment of Amended and Restated Articles of Incorporation of Post Holdings, Inc., effective January 30, 2018
3.2	Amended and Restated Bylaws of Post Holdings, Inc., effective January 30, 2018
3.3	Amended and Restated Bylaws of Post Holdings, Inc., marked to show amendments, effective January 30, 2018

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